Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-70910) pertaining to the Peabody Investments Corp. Employee Retirement Account of our report dated June 25, 2008, with respect to the financial statements and schedule of Peabody Investments Corp. Employee Retirement Account included in this Annual Report (Form 11-K) for the year ended December 31, 2007.
/s/ Ernst & Young LLP
St. Louis, Missouri
June 25, 2008